Exhibit 99.1
July 30, 2007
Park National Corporation to combine bank charters, develop ‘best of the best’ operational support for Ohio banks
Community banks will share common operating system to protect and simplify service
NEWARK, Ohio — Park National Corporation (Park) (AMEX:PRK) announced today that it will create a single operating system for its 12 Ohio-based banking subsidiaries and divisions. This will result in a merger of its eight Ohio banking charters into one charter.1 A single charter and common operating system will help each bank save valuable resources and concentrate on customer services.
The 12 Ohio banks will operate as divisions of Park subsidiary The Park National Bank. Each community bank will retain its local leadership, local decision-making and unique local identity. Park’s first affiliate bank, Fairfield National Bank, has operated successfully as a division since it joined The Park National Bank in 1985, and three other banks within Park already operate as divisions.
“Customers want fast and professional service from local bankers they can trust,” Park Chairman C. Daniel DeLawder said. “We know from experience that a separate bank charter does not impact these things. The key to this action is that we’ll make significant improvements while remaining true to our core value of delivering extraordinary service.”
Sharing a single operating system and charter will ease complex reporting procedures, reduce time and money spent on duplicated efforts, enhance risk management, and strengthen each bank’s ability to provide more rapid responses and high-quality services. Customers also will be able to bank more easily at any of Park’s 129 banking offices in Ohio. Banking divisions will continue to operate with separate identities, autonomous leadership, and local board members.
Experts from Park’s affiliate banks will review current processes and identify opportunities for standardization, process improvement, and centralization. Some of the functions to be reviewed include loan and deposit operations, accounting, data processing, compliance, regulatory reporting, and product development. It is anticipated that using a common operational platform and centralizing certain functions will result in expense reduction due to having fewer operational support positions over the next two years. However, specific reductions in employment have not been determined at this time.
“We’ll use the best of the best practices from within our entire organization to create a simpler way to provide and share operational support,” DeLawder said.
The final cost of the data conversion involved with combining charters and creating one operating system is still being negotiated. Park anticipates it will take at least 18 months for all of the Ohio-based subsidiary bank conversions and mergers to occur, including obtaining all necessary regulatory approval.
Headquartered in Newark, Ohio, Park holds $6.244 billion in assets (based on asset totals as of June 30, 2007). Park and its subsidiaries consist of 14 community banking divisions, 12 of which are based in Ohio, 1 in Alabama and 1 in Florida, and 2 specialty finance companies. Park operates 151 offices through the following organizations: The Park National Bank, The Park National Bank of Southwest Ohio & Northern Kentucky Division, Fairfield National Division, The Richland Trust Company, Century National Bank, The First-Knox National Bank of Mount Vernon, Farmers and Savings Division, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co., Unity National Division, The Citizens National Bank of Urbana, Vision Bank (headquartered in Panama City, Florida), Vision Bank Division of Gulf Shores, Alabama, Scope Leasing, Inc. (DBA Scope Aircraft Finance), and Guardian Financial Services Company.
Media contacts: Bethany White, Communication Specialist, 740.349.3754 or C. Daniel DeLawder, Park Chairman, 740.349.3746
Park National Corporation
50 North Third Street, Newark, Ohio 43055
www.parknationalcorp.com

1 The combination of bank charters involves these subsidiary banks: The Richland Trust Company, Century National Bank, The First-Knox National Bank of Mount Vernon, United Bank N.A., Second National Bank, The Security National Bank and Trust Co., and The Citizens National Bank of Urbana. They will merge into and operate as divisions of The Park National Bank. These transactions are subject to obtaining regulatory approval.
Safe Harbor Statement:
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the proposed consolidation of Park’s 12 banking subsidiaries and divisions into one national charter and the anticipated benefits and costs related to this consolidation. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the timing of receipt of the necessary regulatory approvals for the consolidation; (2) any difficulties that Park may encounter in the consolidation of the charters of its 8 Ohio-based subsidiary banks with respect to product offerings, customer service, customer retention, reporting and enterprise risk management systems and realizing the anticipated operating efficiencies; and (3) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Park National Corporation does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by applicable legal requirements.
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Park National Corporation
50 North Third Street, Newark, Ohio 43055
www.parknationalcorp.com